Exhibit 99.1
PRESS RELEASE

Ocera Announces Positive Phase 1 Results for Oral OCR-002 in Development for the Prevention of Chronic Hepatic Encephalopathy

Preliminary pharmacokinetic data demonstrate promising extended-release profiles

PALO ALTO, Calif. and RESEARCH TRIANGLE PARK, N.C., November 16, 2015 - Ocera Therapeutics, Inc. (NASDAQ:OCRX), a clinical stage biopharmaceutical company focused on acute and chronic orphan liver diseases, today announced positive results from the Company’s Phase 1 study of the oral formulation of OCR-002, ornithine phenylacetate, in healthy subjects. OCR-002 exhibited encouraging extended-release properties, demonstrated a desirable pharmacokinetic (PK) profile and was well-tolerated.

The open-label, single-dose, five-treatment, five-period crossover study evaluated the PK, safety and tolerability of three prototype, extended-release oral formulations of OCR-002 compared to an immediate release oral solution of OCR-002 and the ammonia-lowering agent, glycerol phenylbutyrate (RAVICTI®), a pre-pro-drug of phenylacetate, a component of OCR-002.

The results demonstrated a robust, extended-release pattern for all three pilot OCR-002 extended-release formulations, with mean plasma phenylacetate (PAA) concentrations exceeding those achieved with RAVICTI at all timepoints for at least 12 hours post-dose. In addition, mean plasma phenylacetylglutamine (PAGN) concentrations and urinary PAGN excretion were greater for all three OCR-002 extended release dosage forms than for RAVICTI at an equivalent molar PAA dose. PAGN is formed by conjugation of PAA with glutamine, an end product of the ammonia scavenging activity of PAA.

“We are extremely encouraged by both the PAA exposure profiles and urinary PAGN excretion of the extended-release oral forms of OCR-002 in this evaluation, and believe these findings support the potential for convenient twice-daily dosing,” said Linda Grais, M.D., president and chief executive officer of Ocera. “The strength of these results and the prior clinical proof of concept established with RAVICTI in preventing hepatic encephalopathy (HE) in patients suffering from liver cirrhosis provide clear validation for the continued development of oral OCR-002 in this indication. Our next step will be to further optimize the formulations to enhance controlled delivery of the drug under various conditions.”

Complete results from this Phase 1 study in healthy subjects will be submitted for presentation at an upcoming scientific conference.

Ocera is currently conducting a Phase 2b clinical trial, STOP-HE, to evaluate the safety and efficacy of intravenously-administered OCR-002 in resolving neurocognitive symptoms of acute HE in hospitalized patients with elevated ammonia. The Company expects to complete enrollment in the trial in the second half of 2016.

About Hepatic Encephalopathy
Hepatic encephalopathy, or HE, is a debilitating and progressive complication of liver cirrhosis or liver failure, marked by mental changes including confusion, impaired motor skills, disorientation, and in its more severe form, stupor, coma and even death.
About Ocera
Ocera Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of OCR-002 (ornithine phenylacetate) in both intravenous and oral formulations. OCR-002 is an ammonia scavenger and has been granted orphan drug designation and Fast Track status by the U.S. Food and Drug Administration (FDA) for the treatment of hyperammonemia and resultant hepatic encephalopathy in patients with acute liver failure and acute-on-chronic liver disease. For additional information, please see www.ocerainc.com.

Forward-Looking Statements
This press release contains "forward-looking" statements, including, without limitation, all statements related to the OCR-002 clinical development program, including but not limited to the potential benefits of OCR-002 to help patients with hepatic encephalopathy, the timing of clinical and enrollment milestones, and the anticipated next steps for oral OCR-002. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believe," "expected," "hope," "plan," "potential," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Ocera's current expectations. Forward-looking statements involve risks and uncertainties and Ocera's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks and uncertainties discussed under the heading "Risk Factors" in Ocera's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. All information in this press release is as of the date of the release, and Ocera undertakes no duty to update this information unless required by law.

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Susan Sharpe
Ocera Therapeutics, Inc.
contact@ocerainc.com
919-328-1109